December 31, 2010

Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control


Driehaus International Discovery Fund

                                                         PERCENTAGE
                                                         OF SECURITIES
NAME OF SHAREHOLDER     DATE(S)     DESCRIPTION          OWNED (AS OF
                                    OF TRANSACTION       DECEMBER 31, 2010)
National Financial
Services Corp.         11/08/2010   Share Purchase           27.69%


Driehaus Select Credit Fund

                                                         PERCENTAGE
                                                         OF SECURITIES
NAME OF SHAREHOLDER     DATE(S)     DESCRIPTION          OWNED (AS OF
                                    OF TRANSACTION       DECEMBER 31, 2010)

Richard H. Driehaus IRA  09/30/2010  Share Purchase        36.97%
Richard H. Driehaus
 2003 Rev TR             09/30/2010  Share Purchase        35.00%





(b) Cessation of Control

Driehaus International Discovery Fund

                                                         PERCENTAGE
                                                         OF SECURITIES
NAME OF SHAREHOLDER        DATE(S)     DESCRIPTION       OWNED (AS OF
                                       OF TRANSACTION    DECEMBER 31, 2010)

Charles Schwab & Co. Inc.  11/08/2010  Share Redemption    21.16%


Driehaus Global Growth Fund

                                                         PERCENTAGE
                                                         OF SECURITIES
NAME OF SHAREHOLDER     DATE(S)     DESCRIPTION          OWNED (AS OF
                                    OF TRANSACTION       DECEMBER 31, 2010)

Richard H. Driehaus  11/23/2010     Share Redemption       16.72%




 (Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)